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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Insituform Technologies, Inc.
Memphis, Tennessee

     We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 9, 1995, relating to the consolidated financial statements of Insituform Technologies, Inc. which is contained in that Joint Proxy Statement/Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP

                                          --------------------------------------
                                          BDO SEIDMAN, LLP

Memphis, Tennessee
September 15, 1995